Annex I

To the Distribution Agreement by and between

SSGA Active Trust and State Street Global Advisors Funds Distributors, LLC

Fund	Symbol	Listing Exchange
SPDR® Bridgewater® All Weather® ETF	ALLW	The NASDAQ Stock Market LLC
SPDR® Galaxy Digital Asset Ecosystem ETF	DECO	The NASDAQ Stock Market LLC
SPDR® Galaxy Hedged Digital Asset Ecosystem ETF	HECO	The NASDAQ Stock Market LLC
SPDR® Galaxy Transformative Tech Accelerators ETF	TEKX	The NASDAQ Stock Market LLC
SPDR® SSGA IG Public & Private Credit ETF	PRIV	NYSE Arca, Inc.
SPDR® SSGA My2026 Corporate Bond ETF	MYCF	The NASDAQ Stock Market LLC
SPDR® SSGA My2026 Municipal Bond ETF	MYMF	The NASDAQ Stock Market LLC
SPDR® SSGA My2027 Corporate Bond ETF	MYCG	The NASDAQ Stock Market LLC
SPDR® SSGA My2027 Municipal Bond ETF	MYMG	The NASDAQ Stock Market LLC
SPDR® SSGA My2028 Corporate Bond ETF	MYCH	The NASDAQ Stock Market LLC
SPDR® SSGA My2028 Municipal Bond ETF	MYMH	The NASDAQ Stock Market LLC
SPDR® SSGA My2029 Corporate Bond ETF	MYCI	The NASDAQ Stock Market LLC
SPDR® SSGA My2029 Municipal Bond ETF	MYMI	The NASDAQ Stock Market LLC
SPDR® SSGA My2030 Corporate Bond ETF	MYCJ	The NASDAQ Stock Market LLC
SPDR® SSGA My2030 Municipal Bond ETF	MYMJ	The NASDAQ Stock Market LLC
SPDR® SSGA My2031 Corporate Bond ETF	MYCK	The NASDAQ Stock Market LLC
SPDR® SSGA My2031 Municipal Bond ETF	MYMK	The NASDAQ Stock Market LLC
SPDR® SSGA My2032 Corporate Bond ETF	MYCL	The NASDAQ Stock Market LLC
SPDR® SSGA My2033 Corporate Bond ETF	MYCM	The NASDAQ Stock Market LLC
SPDR® SSGA My2034 Corporate Bond ETF	MYCN	The NASDAQ Stock Market LLC
SPDR® SSGA My2035 Corporate Bond ETF	MYCO	The NASDAQ Stock Market LLC
State Street® Blackstone High Income ETF (formerly, SPDR® Blackstone High Income ETF)	HYBL	Cboe BZX Exchange, Inc.
State Street® Blackstone Senior Loan ETF (formerly, SPDR® Blackstone Senior Loan ETF)	SRLN	NYSE Arca, Inc.
State Street® DoubleLine® Emerging Markets Fixed Income ETF (formerly, SPDR® DoubleLine® Emerging Markets Fixed Income ETF)	EMTL	Cboe BZX Exchange, Inc.
State Street® DoubleLine® Short Duration Total Return Tactical ETF (formerly, SPDR® DoubleLine® Short Duration Total Return Tactical ETF)	STOT	Cboe BZX Exchange, Inc.
State Street® DoubleLine® Total Return Tactical ETF (formerly, SPDR® DoubleLine®Total Return Tactical ETF)	TOTL	NYSE Arca, Inc.
State Street® Fixed Income Sector Rotation ETF (formerly, SPDR® SSGA Fixed Income Sector Rotation ETF)	FISR	NYSE Arca, Inc.
State Street® Global Allocation ETF (formerly, SPDR® SSGA Global Allocation ETF)	GAL	NYSE Arca, Inc.
State Street® Income Allocation ETF (formerly, SPDR® SSGA Income Allocation ETF)	INKM	NYSE Arca, Inc.
State Street® Loomis Sayles Opportunistic Bond ETF (formerly, SPDR® Loomis Sayles Opportunistic Bond ETF)	OBND	Cboe BZX Exchange, Inc.
State Street® Multi-Asset Real Return ETF (formerly, SPDR® SSGA Multi-Asset Real Return ETF)	RLY	NYSE Arca, Inc.
State Street® Nuveen Municipal Bond ETF (formerly, SPDR® Nuveen Municipal Bond ETF)	MBND	Cboe BZX Exchange, Inc.

Fund	Symbol	Listing Exchange
State Street® Nuveen Municipal Bond ESG ETF (formerly, SPDR® Nuveen Municipal Bond ESG ETF)	MBNE	Cboe BZX Exchange, Inc.
State Street® Short Duration IG Public & Private Credit ETF	PRSD	NYSE Arca, Inc.
State Street® Ultra Short Term Bond ETF (formerly, SPDR® SSGA Ultra Short Term Bond ETF)	ULST	NYSE Arca, Inc.
State Street® US Equity Premium Income ETF (formerly, SPDR® SSGA US Equity Premium Income ETF)	SPIN	Cboe BZX Exchange, Inc.
State Street® US Sector Rotation ETF (formerly, SPDR® SSGA US Sector Rotation ETF)	XLSR	NYSE Arca, Inc.

Dated: October 31, 2025